    As filed with the Securities and Exchange Commission on July 30, 1997

                                                       Registration No. 33-60335

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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                  POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                HOMEBASE, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                         33-0109661
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

3345 Michelson Drive, Irvine, California                       92715
(Address of Principal Executive Offices)                    (Zip Code)


                           1989 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                               Allan P. Sherman
                     President and Chief Executive Officer
                                HomeBase, Inc.
                             3345 Michelson Drive
                           Irvine, California 92715
                    (Name and Address of Agent for Service)

                                (714) 442-5000
         (Telephone Number, Including Area Code, of Agent for Service)

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       Pursuant to a Registration Statement (the "1995 Registration Statement")
on Form S-8 (File No. 33-60335), filed on June 19, 1995, the Registrant registered under the Securities Act of 1933, as amended (the "Securities Act"), 2,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Registrant. The 1995 Registration Statement covered shares of Common Stock issuable upon the exercise of stock-based awards granted under the Registrant's 1989 Stock Incentive Plan (as amended, the "1989 Plan"). The Registrant has amended the 1989 Plan to increase the maximum number of shares of Common Stock issuable thereunder and has adopted the 1997 Stock Incentive Plan (the "1997 Plan") which provides, among other things, that, upon the expiration of the 1989 Plan, the unissued balance of shares under the 1989 Plan, up to 2,500,000 shares, shall be subsequently issuable under the 1997 Plan.

       This Post-Effective Amendment No. 1 to the 1995 Registration Statement is being filed for the purpose of transferring 1,000,000 shares to a new Registration Statement on Form S-8 registering an aggregate of 3,500,000 shares of Common Stock issuable pursuant to stock-based awards granted under the 1989 Plan and/or the 1997 Plan.

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                                   SIGNATURE

          Pursuant to Rule 478 under the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California on the 30th day of July, 1997.


                                 HOMEBASE, INC.



                                 By:  /s/ Allan P. Sherman
                                     ------------------------
                                     Allan P. Sherman
                                     President and Chief Executive Officer


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